Exhibit 99

EARNINGS PRESS RELEASE | November 2, 2023

PARAMOUNT REPORTS Q3 2023 EARNINGS RESULTS

- ★ Paramount+ Increased Revenue 61% and Reached More Than 63M Global Subscribers; Global ARPU Expanded 16%
- ★ Global Viewing Hours Across Paramount+ and Pluto TV Grew 46%
- ★ DTC Adjusted OIBDA Improved 31%; Company Now Forecasts DTC Losses Peaked in 2022
- ★ Total Affiliate and Subscription Revenue Increased 14% as the Combination of Linear and Streaming Continues to Yield Growth; Total Company Revenue Grew 3%

STATEMENT FROM BOB BAKISH, PRESIDENT & CEO

"We continue to execute our strategy and prioritize prudent investment in streaming while maximizing the earnings of our traditional business. In Q3, we successfully grew Direct-to-Consumer revenue and Paramount+ subscribers while narrowing DTC losses over 30%. In fact, we now expect DTC losses in 2023 will be lower than in 2022 – meaning streaming investment peaked ahead of plan. Looking ahead, we remain on the path to achieving significant total company earnings growth in 2024."

$ IN MILLIONS, EXCEPT PER SHARE AMOUNTS	Three Months Ended September 30			Nine Months Ended September 30		
GAAP	2023	2022	B/(W)%	2023	2022	B/(W)%
Revenue	$ 7,133	$ 6,916	3 %	$ 22,014	$ 22,023	— %
• TV Media	4,567	4,948	(8)%	14,917	15,849	(6)%
• Direct-to-Consumer	1,692	1,226	38 %	4,867	3,508	39 %
• Filmed Entertainment	891	783	14 %	2,310	2,770	(17)%
• Eliminations	(17)	(41)	59 %	(80)	(104)	23 %
Operating income (loss)	$ 621	$ 566	10 %	$ (855)	$ 2,160	n/m
Diluted EPS from continuing operations attributable to Paramount	$ .36	$ .21	71 %	$ (2.04)	$ 1.32	n/m
Non-GAAP†						
Adjusted OIBDA	$ 716	$ 786	(9)%	$ 1,870	$ 2,662	(30)%
Adjusted diluted EPS from continuing operations attributable to Paramount	$ .30	$ .39	(23)%	$ .48	$ 1.63	(71)%

† Non-GAAP measures are detailed in the Supplemental Disclosures at the end of this release.
*Simon & Schuster has been presented as a discontinued operation in the company's consolidated financial statements for all periods.
B/(W) – Better/(Worse)
n/m not meaningful

*We calculate average revenue per subscriber ("ARPU") as total Paramount+ revenues during the applicable period divided by the average of Paramount+ subscribers at the beginning and end of the period, further divided by the number of months in the period.

Q3 2023 EARNINGS – SEGMENTS DIRECT-TO-CONSUMER OVERVIEW Paramount continues to progress on the path to streaming scale and profitability. DTC remains on track to drive significant earnings improvement in 2024. Q3 FINANCIALS â–ª Revenue increased 38% year-over-year. – Subscription revenue grew 46% to $1.3B, driven by subscriber growth and pricing increases for Paramount+, and revenue from pay-per-view events. – Advertising revenue rose 18%, reflecting growth from Paramount+ and Pluto TV. â–ª Global viewing hours across Paramount+ and Pluto TV grew 46%. – Paramount+ revenue grew 61%, driven by subscriber growth and increased advertising revenue. Special Ops: Lioness NCIS â–ª Paramount+ subscribers reached more than 63M, with 2.7M net additions in the quarter. â–ª Paramount+ global ARPU expanded 16% year-over-year. â–ª Adjusted OIBDA improved 31% as higher revenue more than offset incremental costs to support the growth of Paramount+. The Chi SpongeBob SquarePants – The company now forecasts full-year DTC losses in 2023 will be lower than in 2022, with DTC losses in Q4’23 similar to Q4’22. Three Months Ended September 30 $ IN MILLIONS 2023 2022    $ B/(W) % Revenue $ 1,692 $ 1,226 $ 466 38% â–ª Advertising 430 363 67 18 â–ª Subscription 1,258 863 395 46 â–ª Licensing 4 — 4 n/m Expenses 1,930 1,569 (361) (23) Adjusted OIBDA $ (238) $ (343) $ 105 31% $ IN MILLIONS Nine Months Ended September 30 2023 2022    $ B/(W) % Revenue $ 4,867 $ 3,508 $ 1,359 39 % Source: Antenna â–ª Advertising 1,269 1,073 196 18 â–ª Subscription 3,594 2,435 1,159 48 â–ª Licensing 4 — 4 n/m Expenses 6,040 4,752 (1,288) (27) Adjusted OIBDA $ (1,173) $ (1,244) $ 71 6 % n/m—not meaningful 2

Q3 2023 EARNINGS – SEGMENTS TV MEDIA OVERVIEW TV Media contributed significant revenue and earnings, driven by the strong performance of CBS content spanning live sports, news, and entertainment. Notably, the NFL on CBS is delivering its best season viewership in years. Q3 FINANCIALS â–ª Revenue was $4.6B. – Affiliate and subscription revenue was substantially flat. Lower affiliate revenue was offset by revenue from pay-per-view events. NFL on CBS The Amazing Race – Advertising revenue decreased 14%, reflecting continued softness in the global advertising market and lower political advertising. – Licensing and other revenue decreased 12%, driven by lower revenue from original content produced for third parties. Content available for licensing was impacted by temporary production shutdowns as a result of labor strikes. â–ª Adjusted OIBDA was over $1.1B equating to a 25% Adjusted OIBDA margin. – Adjusted OIBDA decreased 7%, reflecting the revenue decline, partially offset by lower costs for content and marketing. Yellowstone Survivor $ IN MILLIONS Three Months Ended September 30 2023 2022    $ B/(W) % Revenue $ 4,567 $ 4,948 $ (381) (8)% â–ª Advertising 1,703 1,973 (270) (14) â–ª Affiliate and subscription 2,004 2,000 4 — â–ª Licensing and other 860 975 (115) (12) Expenses 3,418 3,717 299 8 Adjusted OIBDA $ 1,149 $ 1,231 $ (82) (7)% $ IN MILLIONS Nine Months Ended September 30 2023 2022    $ B/(W) % Revenue $ 14,917 $ 15,849 $ (932) (6)% â–ª Advertising 5,905 6,668 (763) (11) â–ª Affiliate and subscription 6,082 6,156 (74) (1) â–ª Licensing and other 2,930 3,025 (95) (3) Expenses 11,268 11,694 426 4 Adjusted OIBDA $ 3,649 $ 4,155 $ (506) (12)% 3

Q3 2023 EARNINGS – SEGMENTS

FILMED ENTERTAINMENT

OVERVIEW

Filmed Entertainment continued to drive significant value across the company, including theatrical, streaming, and licensing. Q3 included the extensions of multiple popular franchises in *Mission: Impossible – Dead Reckoning Part One, Teenage Mutant Ninja Turtles: Mutant Mayhem,* and *PAW Patrol: The Mighty Movie.*

Q3 FINANCIALS

- Revenue increased 14% year-over-year.
  - Theatrical revenue grew 63%, primarily driven by the releases of *Mission: Impossible – Dead Reckoning Part One* and *Teenage Mutant Ninja Turtles: Mutant Mayhem*.
    - Debut of *PAW Patrol: The Mighty Movie* drove consumption of the broader franchise, with the PAW Patrol library serving as a top engagement driver on Paramount+.
  - Licensing and other revenue decreased 7%, reflecting the prior year success of *Top Gun: Maverick* in the digital home entertainment market and lower revenue from studio rentals and production services as a result of labor strikes.
- Adjusted OIBDA was a loss of $49M. The decrease from the prior year reflects the timing and mix of theatrical releases in each year as well as incremental costs incurred during production shutdowns and lower revenue from studio rentals and production services.


Mission: Impossible
Dead Reckoning
Part One


Teenage Mutant Ninja Turtles:
Mutant Mayhem


PAW Patrol:
The Mighty Movie

$ IN MILLIONS	Three Months Ended September 30						
		2023		2022		$ B/(W)	%
Revenue	$	891	$	783	$	108	14 %
• Advertising		5		3		2	67
• Theatrical		377		231		146	63
• Licensing and other		509		549		(40)	(7)
Expenses		940		742		(198)	(27)
Adjusted OIBDA	$	(49)	$	41	$	(90)	n/m

$ IN MILLIONS	Nine Months Ended September 30						
		2023		2022		$ B/(W)	%
Revenue	$	2,310	$	2,770	$	(460)	(17)%
• Advertising		21		17		4	24
• Theatrical		735		1,126		(391)	(35)
• Licensing and other		1,554		1,627		(73)	(4)
Expenses		2,453		2,585		132	5
Adjusted OIBDA	$	(143)	$	185	$	(328)	n/m

n/m - not meaningful

An investor presentation will be available on the Paramount Investors homepage following our earnings call.

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ABOUT PARAMOUNT Paramount (NASDAQ: PARA; PARAA) is a leading global media, streaming and entertainment company that creates premium content and experiences for audiences worldwide. Driven by iconic consumer brands, its portfolio includes CBS, Showtime Networks, Paramount Pictures, Nickelodeon, MTV, Comedy Central, BET, Paramount+ and Pluto TV. The company holds one of the industry’s most extensive libraries of TV and film titles. In addition to offering innovative streaming services and digital video products, Paramount provides powerful capabilities in production, distribution and advertising solutions. For more information about Paramount, please visit www.paramount.com and follow @ParamountCo on social platforms. PARA-IR CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS This communication contains both historical and forward-looking statements, including statements related to our future results and performance. All statements that are not statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Similarly, statements that describe our objectives, plans or goals are or may be forward-looking statements. These forward-looking statements reflect our current expectations concerning future results and events; generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “may,” “could,” “estimate” or other similar words or phrases; and involve known and unknown risks, uncertainties and other factors that are difficult to predict and which may cause our actual results, performance or achievements to be different from any future results, performance or achievements expressed or implied by these statements. These risks, uncertainties and other factors include, among others: risks related to our streaming business; the adverse impact on our advertising revenues as a result of changes in consumer viewership, advertising market conditions and deficiencies in audience measurement; risks related to operating in highly competitive industries, including cost increases; our ability to maintain attractive brands and to offer popular content; changes in consumer behavior, as well as evolving technologies and distribution models; the potential for loss of carriage or other reduction in or the impact of negotiations for the distribution of our content; damage to our reputation or brands; risks related to our ongoing investments in new businesses, products, services, technologies and other strategic activities; losses due to asset impairment charges for goodwill, intangible assets, FCC licenses and programming; risks related to environmental, social and governance (ESG) matters; evolving business continuity, cybersecurity, privacy and data protection and similar risks; content infringement; domestic and global political, economic and regulatory factors affecting our businesses generally; the impact of COVID-19 and other pandemics and measures taken in response thereto; liabilities related to discontinued operations and former businesses; the loss of existing or inability to hire new key employees or secure creative talent; strikes and other union activity, including the ongoing Screen Actors Guild-American Federation of Television and Radio Artists (SAG-AFTRA) strike; volatility in the price of our common stock; potential conflicts of interest arising from our ownership structure with a controlling stockholder; and other factors described in our news releases and filings with the Securities and Exchange Commission, including but not limited to our most recent Annual Report on Form 10-K and reports on Form 10-Q and Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not necessarily known. The forward-looking statements included in this communication are made only as of the date of this communication, and we do not undertake any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances. 5

Contacts Press Justin Dini Executive Vice President Head of Communications (212) 846-2724 justin.dini@paramount.com Allison Mclarty Senior Vice President Corporate Communications (630) 247-2332 allison.mclarty@paramount.com investors Jaime morris executive vice President Investor Relations (646) 824-5450 jaime.morris@paramount.com

Q3 2023 EARNINGS – FINANCIAL STATEMENTS
Paramount

PARAMOUNT GLOBAL AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30		Nine Months Ended September 30	
	2023	2022	2023	2022
Revenues	$ 7,133	$ 6,916	$ 22,014	$ 22,023
Costs and expenses:				
Operating	4,681	4,460	14,872	14,362
Programming charges	—	—	2,371	—
Selling, general and administrative	1,736	1,670	5,272	4,999
Depreciation and amortization	105	92	310	282
Restructuring and other corporate matters	(10)	169	44	276
Total costs and expenses	6,512	6,391	22,869	19,919
Gain on dispositions	—	41	—	56
Operating income (loss)	621	566	(855)	2,160
Interest expense	(232)	(231)	(698)	(701)
Interest income	29	33	97	73
Gain (loss) from investments	—	(9)	168	(9)
Loss on extinguishment of debt	—	—	—	(120)
Other items, net	(42)	(36)	(148)	(91)
Earnings (loss) from continuing operations before income taxes and equity in loss of investee companies	376	323	(1,436)	1,312
(Provision for) benefit from income taxes	(40)	(101)	436	(264)
Equity in loss of investee companies, net of tax	(75)	(58)	(259)	(124)
Net earnings (loss) from continuing operations	261	164	(1,259)	924
Net earnings from discontinued operations, net of tax	48	78	166	181
Net earnings (loss) (Paramount and noncontrolling interests)	309	242	(1,093)	1,105
Net earnings attributable to noncontrolling interests	(14)	(11)	(29)	(22)
Net earnings (loss) attributable to Paramount	$ 295	$ 231	$ (1,122)	$ 1,083
Amounts attributable to Paramount:				
Net earnings (loss) from continuing operations	$ 247	$ 153	$ (1,288)	$ 902
Net earnings from discontinued operations, net of tax	48	78	166	181
Net earnings (loss) attributable to Paramount	$ 295	$ 231	$ (1,122)	$ 1,083
Basic net earnings (loss) per common share attributable to Paramount:				
Net earnings (loss) from continuing operations	$ .36	$ .21	$ (2.04)	$ 1.32
Net earnings from discontinued operations	$ .07	$ .12	$ .25	$ .28
Net earnings (loss)	$ .43	$ .33	$ (1.79)	$ 1.60
Diluted net earnings (loss) per common share attributable to Paramount: (a)				
Net earnings (loss) from continuing operations	$ .36	$ .21	$ (2.04)	$ 1.32
Net earnings from discontinued operations	$ .07	$ .12	$ .25	$ .28
Net earnings (loss)	$ .43	$ .33	$ (1.79)	$ 1.60
Weighted average number of common shares outstanding:				
Basic	652	649	651	649
Diluted	652	650	651	650

(a) Diluted net earnings (loss) per common share ("EPS") for the three and nine months ended September 30, 2023 and 2022, excludes the effect of the assumed conversion of our 5.75% Series A Mandatory Convertible Preferred Stock to shares of common stock since it would have been antidilutive. As a result, in the calculations of diluted EPS the weighted average number of diluted shares outstanding does not include the assumed issuance of shares upon conversion of preferred stock, and preferred stock dividends recorded during each of the three and nine months ended September 30, 2023 and 2022 of $14 million and $43 million, respectively, are deducted from net earnings (loss) from continuing operations and net earnings (loss), as applicable.

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Q3 2023 EARNINGS – FINANCIAL STATEMENTS PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (Unaudited; in millions, except per share amounts) At At September 30, 2023 December 31, 2022 ASSETS Current Assets: Cash and cash equivalents $ 1,804 $ 2,885 Receivables, net 6,939 7,412 Programming and other inventory 1,754 1,342 Prepaid expenses and other current assets 1,536 1,308 Current assets of discontinued operations 678 787 Total current assets 12,711 13,734 Property and equipment, net 1,668 1,762 Programming and other inventory 13,844 16,278 Goodwill 16,488 16,499 Intangible assets, net 2,675 2,694 Operating lease assets 1,264 1,391 Deferred income tax assets, net 1,273 1,242 Other assets 3,913 3,991 Assets of discontinued operations 804 802 Total Assets $ 54,640 $ 58,393 LIABILITIES AND STOCKHOLDERS’ EQUITY Current Liabilities: Accounts payable $ 953 $ 1,403 Accrued expenses 2,118 2,071 Participants’ share and royalties payable 2,731 2,416 Accrued programming and production costs 1,695 2,063 Deferred revenues 848 973 Debt 38 239 Other current liabilities 1,196 1,477 Current liabilities of discontinued operations 471 549 Total current liabilities 10,050 11,191 Long-term debt 15,627 15,607 Participants’ share and royalties payable 1,453 1,744 Pension and postretirement benefit obligations 1,436 1,458 Deferred income tax liabilities, net 500 1,077 Operating lease liabilities 1,307 1,428 Program rights obligations 209 367 Other liabilities 1,476 1,715 Liabilities of discontinued operations 204 200 Commitments and contingencies Paramount stockholders’ equity: 5.75% Series A Mandatory Convertible Preferred Stock, par value $.001 per share; 25 shares authorized; 10 (2023 and 2022) shares issued — — Class A Common Stock, par value $.001 per share; 55 shares authorized;    41 (2023 and 2022) shares issued — — Class B Common Stock, par value $.001 per share; 5,000 shares authorized; 1,114 (2023) and 1,112 (2022) shares issued 1 1 Additional paid-in capital 33,176 33,063 Treasury stock, at cost; 503 (2023 and 2022) shares of Class B Common Stock (22,958) (22,958) Retained earnings 13,363 14,737 Accumulated other comprehensive loss (1,718) (1,807) Total Paramount stockholders’ equity 21,864 23,036 Noncontrolling interests 514 570 Total Equity 22,378 23,606 Total Liabilities and Equity $ 54,640 $ 58,393 8

Q3 2023 EARNINGS – FINANCIAL STATEMENTS PARAMOUNT GLOBAL AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited; in millions) Nine Months Ended September 30 2023 2022 Operating Activities: Net earnings (loss) (Paramount and noncontrolling interests) $ (1,093) $ 1,105 Less: Net earnings from discontinued operations, net of tax 166 181 Net earnings (loss) from continuing operations (1,259) 924 Adjustments to reconcile net earnings (loss) from continuing operations to net cash flow    (used for) provided by operating activities from continuing operations: Depreciation and amortization 310 282 Programming charges 2,371 — Deferred tax benefit (592) (42) Stock-based compensation 131 127 Gain on dispositions — (56) (Gain) loss from investments (168) 9 Loss on extinguishment of debt — 120 Equity in loss of investee companies, net of tax 259 124 Change in assets and liabilities (1,226) (1,269) Net cash flow (used for) provided by operating activities from continuing operations (174) 219 Net cash flow provided by operating activities from discontinued operations 205 107 Net cash flow provided by operating activities 31 326 Investing Activities: Investments (184) (189) Capital expenditures (213) (228) Other investing activities 56 37 Net cash flow used for investing activities from continuing operations (341) (380) Net cash flow used for investing activities from discontinued operations (3) (3) Net cash flow used for investing activities (344) (383) Financing Activities: Proceeds from issuance of notes and debentures — 989 Repayment of notes and debentures (139) (3,010) Dividends paid on preferred stock (43) (43) Dividends paid on common stock (351) (471) Payment of payroll taxes in lieu of issuing shares for stock-based compensation (21) (14) Payments to noncontrolling interests (97) (106) Other financing activities (93) (26) Net cash flow used for financing activities (744) (2,681) Effect of exchange rate changes on cash and cash equivalents (24) (146) Net decrease in cash and cash equivalents (1,081) (2,884) Cash and cash equivalents at beginning of year 2,885 6,267 Cash and cash equivalents at end of period $ 1,804 $ 3,383 9

Q3 2023 EARNINGS – Supplemental Disclosures SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Unaudited; in millions, except per share amounts) Results for the three and nine months ended September 30, 2023 and 2022 included certain items identified as affecting comparability. Adjusted operating income before depreciation and amortization (“Adjusted OIBDA”), adjusted earnings from continuing operations before income taxes, adjusted provision for income taxes, adjusted net earnings from continuing operations attributable to Paramount, and adjusted diluted EPS from continuing operations (together, the “adjusted measures”) exclude the impact of these items and are measures of performance not calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We use these measures to, among other things, evaluate our operating performance. These measures are among the primary measures used by management for planning and forecasting of future periods, and they are important indicators of our operational strength and business performance. In addition, we use Adjusted OIBDA to, among other things, value prospective acquisitions. We believe these measures are relevant and useful for investors because they allow investors to view performance in a manner similar to the method used by our management; provide a clearer perspective on our underlying performance; and make it easier for investors, analysts and peers to compare our operating performance to other companies in our industry and to compare our year-over-year results. Because the adjusted measures are measures of performance not calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, operatingFBIincome (loss), NCIS earnings (loss) from continuing operations before income taxes, (provision for) benefit from income taxes, net earnings (loss) from continuing operations attributable to Paramount or diluted EPS from continuing operations, as applicable, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. The following tables reconcile the adjusted measures to their most directly comparable financial measures in accordance with GAAP. Three Months Ended September 30 Nine Months Ended September 30 2023 2022 2023 2022 Operating income (loss) (GAAP) $ 621 $ 566 $ (855) $ 2,160 Depreciation and amortization 105 92 310 282 Programming charges (a) — — 2,371 — Restructuring and other corporate matters (a) (10) 169 44 276 Gain on dispositions (a) — (41) — (56) Adjusted OIBDA (Non-GAAP) $ 716 $ 786 $ 1,870 $ 2,662 (a) See notes on the following tables for additional information on items affecting comparability. 10

Q3 2023 EARNINGS – Supplemental Disclosures
Paramount

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)

(Unaudited; in millions, except per share amounts)

	Three Months Ended September 30, 2023			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 376	$ (40)	$ 247	$ .36
Items affecting comparability:				
Other corporate matters [(a)]	(10)	3	(7)	(.01)
Discrete tax items [(b)]	—	(33)	(33)	(.05)
Adjusted (Non-GAAP)	$ 366	$ (70)	$ 207	$ .30

(a) Reflects a benefit from an insurance recovery related to litigation described under *Legal Matters—Stockholder Matters* in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

(b) Primarily reflects the benefit from guidance issued in the third quarter of 2023 by the Internal Revenue Service ("IRS") that resulted in additional foreign taxes from 2022 being eligible for a foreign tax credit, and amounts realized in connection with the filing of our tax returns in certain international jurisdictions.

	Three Months Ended September 30, 2022			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 323	$ (101)	$ 153	$ .21
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	169	(38)	131	.20
Gain on dispositions [(b)]	(41)	10	(31)	(.05)
Loss from investments [(c)]	9	(1)	8	.01
Discrete tax items [(d)]	—	9	9	.02
Adjusted (Non-GAAP)	$ 460	$ (121)	$ 270	$ .39

(a) Comprised of $85 million for restructuring consisting of severance costs, which were primarily associated with management changes following our operating segment realignment, and lease impairments; $77 million associated with litigation described under *Legal Matters—Stockholder Matters* in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023; and $7 million related to the suspension of operations in Russia.

(b) Reflects a gain recognized upon the contribution of certain assets of Paramount+ in the Nordics to SkyShowtime, our streaming joint venture.

(c) Reflects a loss on the sale of a 37.5% interest in The CW to Nexstar Media Inc. and an impairment of an investment.

(d) Primarily reflects discrete tax provisions realized in connection with the filing of our tax returns in certain international jurisdictions and from the transfer of subsidiaries in connection with a reorganization of our international operations.

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Q3 2023 EARNINGS – Supplemental Disclosures

Paramount

SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES (Continued)

(Unaudited; in millions, except per share amounts)

	Nine Months Ended September 30, 2023			
	Earnings (Loss) from Continuing Operations Before Income Taxes	Benefit from (Provision for) Income Taxes	Net Earnings (Loss) from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ (1,436)	$ 436	$ (1,288)	$ (2.04)
Items affecting comparability:				
Programming charges [(a)]	2,371	(582)	1,789	2.74
Restructuring and other corporate matters [(b)]	44	(11)	33	.05
Gain from investment [(c)]	(168)	60	(108)	(.16)
Discrete tax items [(d)]	—	(67)	(67)	(.11)
Adjusted (Non-GAAP)	$ 811	$ (164)	$ 359	$ .48

(a) Comprised of programming charges recorded in connection with the integration of Showtime into Paramount+ and initiatives to rationalize and right-size our international operations to align with our streaming strategy and close or globalize certain of our international channels. During the first half of 2023, we reviewed our content portfolio and as a result changed the strategy for certain content. These changes led to content being removed from our platforms or abandoned, the write-off of development costs, distribution changes, and termination of programming agreements.

(b) Consists of severance costs recorded during the second quarter of 2023 associated with the implementation of initiatives to transform and streamline our operations following our 2022 operating segment realignment and as we integrated Showtime into Paramount+, partially offset by a benefit in the third quarter of 2023 from an insurance recovery related to litigation described under *Legal Matters—Stockholder Matters* in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

(c) Reflects a gain recognized on our retained interest in Viacom18 following the discontinuance of equity method accounting resulting from the dilution of our interest from 49% to 13%.

(d) Primarily reflects tax benefits from the resolution of an income tax matter in a foreign jurisdiction, guidance issued in the third quarter of 2023 by the IRS that resulted in additional foreign taxes from 2022 being eligible for a foreign tax credit, and amounts realized in connection with the filing of our tax returns in certain international jurisdictions.

	Nine Months Ended September 30, 2022			
	Earnings from Continuing Operations Before Income Taxes	Provision for Income Taxes	Net Earnings from Continuing Operations Attributable to Paramount	Diluted EPS from Continuing Operations
Reported (GAAP)	$ 1,312	$ (264)	$ 902	$ 1.32
Items affecting comparability:				
Restructuring and other corporate matters [(a)]	276	(62)	214	.33
Gain on dispositions [(b)]	(56)	14	(42)	(.06)
Loss from investments [(c)]	9	(1)	8	.01
Loss on extinguishment of debt	120	(28)	92	.14
Discrete tax items [(d)]	—	(72)	(72)	(.11)
Adjusted (Non-GAAP)	$ 1,661	$ (413)	$ 1,102	$ 1.63

(a) Comprised of charges of $113 million for restructuring consisting of severance costs, which were primarily associated with management changes following our operating segment realignment, and lease impairments; $117 million associated with litigation described under *Legal Matters—Stockholder Matters* in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023; and $46 million recorded following Russia's invasion of Ukraine, principally to reserve against amounts due from counterparties in Russia, Belarus and Ukraine.

(b) Reflects a $41 million gain recognized upon the contribution of certain assets of Paramount+ in the Nordics to SkyShowtime as well as gains totaling $15 million from the sale of international intangible assets and a working capital adjustment to the gain from the fourth quarter 2021 sale of CBS Studio Center.

(c) Reflects a loss on the sale of a 37.5% interest in The CW and an impairment of an investment.

(d) Primarily reflects a deferred tax benefit resulting from the transfer of intangible assets between our subsidiaries in connection with a reorganization of our international operations.

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